Exhibit 3.2

BARBARA K. CEGAVSKE Secretary of State KIMBERLEY PERONDI Deputy Secretary for Commercial Recordings	STATE OF NEVADA OFFICE OF THE SECRETARY OF STATE	Commercial Recordings & Notary Division
202 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7138

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

JONATHAN LEINWAND	Work Order #: W2022030302314
18305 Biscayne Blvd. Suite 200	March 3, 2022
Aventura, FL 33160, USA	Receipt Version: 1

Special Handling Instructions:	Submitter ID: 6425

Charges
Description	Fee Description	Filing Number	Filing Date/Time	Filing Status	Qty	Price	Amount
Amended Certification of Stock Designation After Issuance of Class/Series	Fees	20222146357	3/3/2022 3:24:33 PM	Internal Review	1	$175.00	$175.00
Total							$175.00

Payments
Type	Description	Payment Status	Amount
Credit Card	6463498719746348603088	Success	$175.00
Total			$175.00
Credit Balance:			$0.00

JONATHAN LEINWAND

18305 Biscayne Blvd. Suite 200

Aventura, FL 33160, USA

BARBARA K. CEGAVSKE Secretary of State KIMBERLEY PERONDI Deputy Secretary for Commercial Recordings	STATE OF NEVADA OFFICE OF THE SECRETARY OF STATE	Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7138

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

Business Entity - Filing Acknowledgement

03/03/2022

Work Order Item Number:	W2022030302314 - 1959377
Filing Number:	20222146357
Filing Type:	Amended Certification of Stock Designation After Issuance of Class/Series
Filing Date/Time:	03/03/2022 15:24:33 PM
Filing Page(s):	2

Indexed Entity Information:
Entity ID: E0387892007-2	Entity Name: FRIENDABLE, INC.
Entity Status: Active	Expiration Date: None

Commercial Registered Agent

NEVADA AGENCY AND TRANSFER COMPANY

50 WEST LIBERTY STREET SUITE 880, Reno, NV 89501, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

BARBARA K. CEGAVSKE
Secretary of State

Commercial Recording Division
202 N. Carson Street

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov
Filed in the Office of Secretary of State State Of Nevada	Business Number
E0387892007-2
Filing Number
20222146357
Filed On
03/03/2022 15:24:33 PM
Number of Pages
2

Certificate, Amendment or Withdrawal of Designation

NRS 78.1955, 78.1955(6)

☐ Certificate of Designation

☐ Certificate of Amendment to Designation - Before Issuance of Class or Series

☑   Certificate of Amendment to Designation - After Issuance of Class or Series

☐ Certificate of Withdrawal of Certificate of Designation

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:	Name of entity:
FRIENDABLE, INC.

	Entity or Nevada Business Identification Number (NVID):	NV20071025858

2. Effective date and time:	For Certificate of Designation or Amendment to Designation Only (Optional):	Date:	Time:
(must not be later than 90 days after the certificate is filed)
3. Class or series of stock: (Certificate of Designation only)	The class or series of stock being designated within this filing:

4. Information for amendment of class or series of stock:	The original class or series of stock being amended within this filing:
Series D Preferred Stock
5. Amendment of class or series of stock:	☐ Certificate of Amendment to Designation- Before Issuance of Class or Series
As of the date of this certificate no shares of the class or series of stock have been issued.
☑ Certificate of Amendment to Designation- After Issuance of Class or Series
The amendment has been approved by the vote of stockholders holding shares in the corporation entitling them to exercise a majority of the voting power, or such greater proportion of the voting power as may be required by the articles of incorporation or the certificate of designation.
6. Resolution: (Certificate of Designation and Amendment to Designation only)	By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes OR amends the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.*

7. Withdrawal:	Designation being Withdrawn:	Date of Designation:

No shares of the class or series of stock being withdrawn are outstanding.

The resolution of the board of directors authorizing the withdrawal of the certificate of designation establishing the class or series of stock: *

8. Signature: (Required)	X	Robert Rositano, Jr.
		Signature of Officer	Date:	03/03/2022

This form must be accompanied by appropriate fees.	Revised: 1/1/2019

Filed in the Office of Secretary of State State Of Nevada	Business Number
E0387892007-2
Filing Number
20222146357
Filed On
03/03/2022 15:24:33 PM
Number of Pages
2

EXHIBIT A

Section 4.1.1 shall be amended such that the definition of “Fair Market Value” shall mean as of any date of determination, 50% of the lowest closing price of a share of Common Stock on the principal market or exchange on which such shares are then trading for the 10 (ten) trading days immediately preceding such date.